Exhibit 3.1

THE COMPANIES LAW, 5759 - 1999

A PRIVATE COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ENTERA BIO LTD.

GENERAL PROVISIONS

1.	Definitions; Interpretation

(a)	In these Fifth Amended and Restated Articles of Association, the following terms shall have the meaning appearing opposite them, unless another interpretation is expressly stated herein:

“Articles”	These Fifth Amended and Restated Articles of Association;
"As-Converted Basis"	The number of Ordinary Shares into which the Preferred Shares are convertible at the time of the relevant calculation.
“Board of Directors”	The Board of Directors of the Company;
“Business Day”	A day on which customer services are provided by a majority of the commercial banks in Israel;
"Centillion"	Centillion Fund
“Companies Law”	The Companies Law, 5759 – 1999, as the same shall be amended from time to time, or any other law which shall replace that Law, together with any amendments thereto;
“Companies Ordinance”

Those sections of the Companies Ordinance [New Version] 5743 – 1983, that remain in force after the date of the coming into force of the Companies Law, as the same shall be amended from time to time thereafter, or any other law which shall replace those sections after the date of entry into force of the Companies Law;

“Company”	Entera Bio Ltd.;

“Director(s)”	The members of the Board of Directors elected or appointed in accordance with these Articles holding office at any given time;
"Eligible Shareholder"

(a) any holder of Preferred Shares that holds five percent (5%) or more of the issued and outstanding share capital of the Company on As-Converted Basis, or (b) the Founding Shareholder provided that it holds by itself or together with its Permitted Transferees five percent (5%) or more of the issued and outstanding share capital of the Company.

“Founding Shareholder”	D.N.A. Biomedical Solutions Ltd. (formerly, Laser Detect Systems Ltd.).
“Office Holder”	Every Director and every officer of the Company, defined as “Nosei Misra” in the Companies Law;
"Ordinary Shares"	The Company's Ordinary Shares, nominal value NIS 0.01 each.
"Original Issue Date"	The applicable date on which the Series A Preferred Shares, Series B Preferred Shares and Series B-1 Preferred Shares were issued by the Company.
“Original Issue Price”	Original Series A Issue Price, Original Series B Issue Price, or Original Series B-1 Issue Price, as applicable.
"Original Series A Issue Price"	US$ 479.37617 per Series A Preferred Share, subject to adjustment for any share split or dividend, share combination, subdivision or other recapitalization of the Series A Preferred Shares.
"Original Series B Issue Price"	US$ 908.78 per Series B Preferred Share, subject to adjustment for any share split or dividend, share combination, subdivision or other recapitalization of the Series B Preferred Shares.
"Original Series B-1 Issue Price"	US$ 681.59 per Series B-1 Preferred Share, subject to adjustment for any share split or dividend, share combination, subdivision or other recapitalization of the Series B-1 Preferred Shares.
“Preferred Shares”	Means the Series A Preferred Shares, the Series B Preferred Shares and the Series B-1 Preferred Shares.
“Preferred B Class”	The Series B Preferred Shares and the Series B-1 Preferred Shares.

“Register of Shareholders”	The register of shareholders of the Company that must be maintained pursuant to Section 127 of the Companies Law.
“Securities”	All shares of the Company, including any other securities convertible or exercisable into such shares.
"Series A Preferred Shares"	Series A Preferred Shares of the Company, nominal value NIS 0.01 each.
“Series B Preferred Shares”	Series B Preferred Shares of the Company, nominal value NIS 0.01 each.
“Series B-1 Preferred Shares”	Series B-1 Preferred Shares of the Company, nominal value NIS 0.01 each.
“Shareholders”	The shareholders of the Company, at any given time.
“SPA Series A”	The Series A Preferred Share Purchase Agreement by and among Centillion and the Company dated as of January 29, 2014, as may be amended from time to time.
“SPA Series B”	The Series B Preferred Share Purchase Agreement by and among the Company and the Investors listed therein, dated as of ____ 2017, as may be amended from time to time.
(b)	Interpretation

(i)	Unless the subject or the context otherwise requires: words and expressions defined in the Companies Law, and in the Companies Ordinance, on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

(ii)	The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

(iii)	In the event that a Hebrew version of these Articles is filed with any regulatory or governmental agency, including the Israeli Registrar of Companies, then whether or not such Hebrew version contains signatures of Shareholders, such Hebrew version shall be considered solely a convenience translation and shall have no binding effect, as between the Shareholders of the Company and with respect to any third party. The English version shall be the only binding version of these Articles, and in the event of any contradiction or inconsistency between the meaning of the English version and the meaning of the Hebrew version of these Articles, the Hebrew version shall be disregarded, shall have no binding effect and shall have no impact on the interpretation of these Articles or any provision hereof.

2.	The Company and its Purpose

(a)	The purpose of the Company is to engage in any lawful activity.

(b)	In accordance with Section 11(a) of the Companies Law, the Company may contribute reasonable amounts for any charitable cause, even if any such contribution does not fall within business considerations of the Company. The Board of Directors shall determine the amounts of the contributions, the purpose or category of purposes for which the contribution is to be made, and the identity of the recipients of any contribution.

3.	Limitation of Liability

The liability of the shareholders is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only to that amount. If the Company’s share capital shall include at any time shares without a nominal value, the shareholders’ liability in respect of such shares shall be limited to the payment of up to NIS 0.01 for each such share allotted to them and which remains unpaid, and only to that amount.

3A.	Private Company

The Company is a private company, and accordingly, the right to transfer shares is restricted in the manner hereinafter prescribed.

SHARE CAPITAL

4.	Share Capital

(a)	The share capital of the Company is Ten Thousand and Seven Hundred and Seventy New Israeli Shekels (NIS 10,770) divided into:

(i)	One Million (1,000,000) Ordinary Shares;

(ii)	Twenty Five Thousand (25,000) Series A Preferred Shares;

(iii)	Thirty Five Thousand (35,000) Series B Preferred Shares; and

(iv)	Seventeen Thousand (17,000) Series B-1 Preferred Shares.

(b)	Rights of Ordinary Shares. Each Ordinary Share in respect of which all calls have been fully paid shall confer upon the holders thereof all rights accruing to a shareholder of the Company except for all such rights conferred solely to a holder of Series A Preferred Shares or Preferred Shares of the Company (as applicable), as provided in these Articles, including, inter alia, the right to receive notices of, and to attend, meetings of the shareholders; for each share held - the right to one vote at all shareholders’ meetings for all purposes; and to share equally, on a per share basis and on As-Converted Basis, in such dividends as may be declared by the Board of Directors in accordance with the terms of these Articles and the Companies Law; and, upon liquidation or dissolution, the right to participate in the distribution of any surplus assets of the Company legally available after payment of all debts and other liabilities of the Company, in accordance with the terms of these Articles and applicable law. All Ordinary Shares rank pari passu in all respects with each other.

(c)	Rights of Preferred Shares. The Preferred Shares shall confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company, on As-Converted Basis, and in addition, each class of Preferred Shares shall have the rights, preferences and privileges granted to any of Preferred Shares or to a specific class of Preferred Shares, as applicable, in these Articles. Without derogating from and subject to Article 67 below: (i) any of the rights, powers, preferences and other terms of the Series A Preferred Shares set forth herein may be waived on behalf of all (but not part) holders of Series A Preferred Shares by the affirmative written consent or vote of the holders of the seventy five percent (75%) of the Series A Preferred Shares then outstanding, voting as a single class on an As-Converted Basis, and (ii) Subject to and without derogating from sub section (i) above, any of the rights, powers, preferences of all of the Preferred B Class set forth herein may be waived on behalf of all (but not part) holders of Preferred B Class by the affirmative written consent or vote of the holders of the fifty percent (50%) of the Preferred B Class then issued and outstanding, voting as a single class on an As-Converted Basis. A waiver of any right, power or preference, subject to the terms of these Articles, may be for one occasion, case or event or for perpetuity, and may include a waiver of the entire right or a portion thereof (e.g., waiver of fifty percent (50%) of the preemptive rights or one hundred percent (100%) of the liquidation preference rights).

(d)	For the avoidance of doubt, the Series Preferred B-1 Shares have been classified as Preferred B-1 Shares for convenience purposes only and the Preferred B-1 Shares shall constitute a part of the class of Preferred B Shares for all intents and purposes (except that the Original Issue Price and Conversion Price thereof shall differ). The Series Preferred B Shares and Series Preferred B-1 Shares shall, unless specifically set forth in these Articles, have all of the same rights and privileges and shall vote together as one class on all matters that may require the approval of a class of Shareholders of the Company or of the Preferred B Class, if any (including, without limitation, in connection with any Liquidation Event, or a merger pursuant to Chapter 8 of the Companies Law).

5.	Increase of Share Capital

(a)	Subject to and in addition to any other special requirement set forth in these Articles, including, without limitation, the provisions of Article 67 below and any other provision hereof conferring special rights as to voting, or restricting the right to vote, the Company may, from time to time, by resolution of the shareholders, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

(b)	Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

6.	Conversion of Preferred Shares

(a)	Right to Convert. Each share of Preferred Shares shall be convertible, without payment of additional consideration, by the holder thereof at the option of the holder thereof, at any time after the Original Issue Date applicable to such Preferred Shares at the office of the Company or any transfer agent for such share, into such number of fully paid and nonassessable Ordinary Shares as is determined by dividing the applicable Original Issue Price of such Preferred Shares by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The conversion price per share for Preferred Shares (the “Conversion Price”) shall initially be equal to the applicable Original Issue Price; provided, however, that the Conversion Price shall be subject to adjustment as set forth in this Article 6.

(b)	Automatic Conversion. Each share of Preferred Shares shall automatically be converted, without payment of additional consideration by the holder thereof, into such number of Ordinary Share at the then applicable conversion rate as calculated pursuant to this Section 6 based on the Conversion Price at the time in effect for such Preferred Shares, immediately upon the earlier of: (i) the closing of an underwritten public offering following which the Ordinary Shares are listed for trading on the NASDAQ or NYSE MKT LLC (AMEX) (each, a “Qualified Public Offering”); or (ii) the consent of holders of a majority of the outstanding Preferred Shares (including the majority of the Series A Preferred Shares and including the affirmative consent of Centillion).

(c)	Mechanics of Conversion. Before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Preferred Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Article 6(b) above). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is in connection with a Qualified Public Offering, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities. If the conversion is pursuant to Article 6(b) above, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been surrendered to the Company, but from and after such conversion, any such certificate not surrendered to the Company, shall be deemed to evidence solely the Ordinary Shares received upon such conversion, and the right to receive a certificate for such Ordinary Shares.

(d)	Conversion Price Adjustments of Preferred Shares for Certain Splits and Combinations. The Conversion Price of the Preferred Shares shall be subject to adjustment from time to time as follows:

(i)    In the event the Company should at any time or from time to time after the date of the SPA Series B fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or for the determination of the outstanding Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares without payment of any consideration by such holder for the additional Ordinary Shares, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased to ensure no dilution takes place such that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding.

(ii)   If the number of Ordinary Shares outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding Ordinary Shares or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)	Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection (d)(i) above, then, in each such case for the purpose of this subsection (e), the holders of the Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares of the Company into which their shares of Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

(f)	Recapitalizations. If at any time or from time to time there shall be a recapitalization or exchange of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 6 or Article 66) provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares or other securities or property of the Company or otherwise, which a holder of Ordinary Shares deliverable upon conversion immediately prior to such recapitalization or exchange would have been entitled to receive on such recapitalization or exchange. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 6 with respect to the rights of the holders of the Preferred Shares after the recapitalization or exchange to the end that the provisions of this Article 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalently as may be practicable.

(g)	Conversion Price Adjustments of Preferred Shares.

(i)     In the event that prior to the closing of the Company's Qualified Public Offering the Company shall issue (or deemed to issue) any New Securities at a price per share lower than the applicable Conversion Price then in effect immediately prior to such issuance for any of the Preferred Shares (the "Reduced Price"), then the applicable Conversion Price shall be reduced, for no additional consideration in accordance with the following broad-based weighted average formula:

(A x P') + (C x P'')

CP = ------------------------------------

A + C

Where:

CP is the applicable adjusted Conversion Price;

A is the number of Ordinary Shares, on a fully diluted, As-Converted Basis (as if all Options (as defined below) had been fully exercised and the resulting securities fully converted into Ordinary Shares, as of such date), outstanding immediately prior to the relevant issuance of the New Securities;

P' is the applicable Conversion Price in effect immediately prior to such issuance of such Preferred Share;

C is the number of New Securities; and

P'' is the Reduced Price of such Preferred Share.

(ii)	No adjustment of the Conversion Price pursuant to Article 6(g)(i) shall be made if it has the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment. In addition, no adjustments of the Conversion Price shall be made in an amount less than one hundredth (1/100) of one cent ($0.0001) per share.

(iii)	In the case of the issuance of New Securities for cash, the consideration shall be deemed to be the amount of cash received therefor. In the case of the issuance of New Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof, as shall be determined in good faith by the Board of Directors. If New Securities or rights or options to purchase New Securities are issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such New Securities or rights or options. If New Securities or rights or options to purchase New Securities are issued to any acquiror thereof, or to an acquiror thereof and one or more of its Affiliates, in a single transaction or series of related transactions, then the effective price for such issuance(s) or deemed issuance(s) of New Securities will be determined on a weighted-average basis for all New Securities and/or rights or options so issued, if computing such effective price in such a manner would result in such effective price being less than the applicable Conversion Price. For purposes of this Article 6(g), the consideration for any New Securities shall be taken into account at the U.S. dollar equivalent thereof, on the day such New Securities are issued or deemed to be issued pursuant to Article 6(g)(iv).

(iv)	In the case of the issuance of warrants or options to purchase, or rights to subscribe for, New Securities, or securities which by their terms are convertible into or exchangeable for New Securities or options to purchase or rights to subscribe for such convertible or exchangeable securities (collectively, “Options”), the New Securities deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation the passage of time, but without taking into account potential anti-dilution adjustments), conversion or exchange, as the case may be, of such Options, shall be deemed to have been issued at the time of issuance of such Options at a consideration equal to the consideration (determined in the manner provided in Articles 6(g)(iii) and 6(g)(iv), if any, received by the Company for such Options upon the issuance of such Options plus any additional consideration payable to the Company pursuant to the terms of such Options (without taking into account potential anti-dilution adjustments) for the New Securities covered thereby; provided, however, that if any Options as to which an adjustment to the Conversion Price has been made pursuant to this Article 6(g) expire without having been exercised, then the Conversion Price shall be readjusted as if such Options had not been issued (without any effect, however, on adjustments to the Conversion Price as a result of other events described in this Article 6(g)); provided, further, that if such Options by their terms provide, with the passage of time or otherwise, for any increase (or decrease) in the consideration payable to the Company, or decrease (or increase) in the number of shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options.

(h)	No Impairment. The Company will not, by amendment of its Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

(i)	No Fractional Shares and Certificate as to Adjustment.

(i)	No fractional shares shall be issued upon the conversion of any Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

(ii)	Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Shares pursuant to this Article 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the reasonable written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

(j)	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least fourteen (14) days prior to the date specified therein, a notice to the address provided (and updated, if necessary) provided by such shareholder to the Company specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the shares of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Share; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes. Without derogating from the aforesaid, in the event that in the opinion of the Company’s legal counsel, any conversion of Preferred Shares shall require additional shareholders’ resolutions or consents, each shareholder shall execute any such document and/or resolutions reasonably necessary to effectuate such conversion.

7.	Special Rights; Modifications of Rights

(a)	Subject to the provisions of these Articles, including without limitation, the provisions of Article 67 and Article 4 and applicable provisions of the Companies Law, the Company may, from time to time, by resolution of the shareholders, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

(b)	(i)	If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles and subject to applicable law, may be modified or abrogated by the Company, by resolution of the shareholders, subject to an approval by a resolution passed by the holders of a simple majority of the shares of such class voting at a separate General Meeting of the holders of the shares of such class.

(ii)	The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

(iii)	Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof in connection with the Exempted Financings (as defined below), shall not be deemed, for purposes of this Article 7(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

8.	Consolidation, Subdivision, Cancellation and Reduction of Share Capital

(a)	Subject to and in addition to any other special requirement set forth in these Articles, including, without limitation, the provisions of Article 67 below and any other provision hereof conferring special rights as to voting, or restricting the right to vote and in accordance with the applicable provisions of the Companies Law, the Company may, from time to time, by a shareholders resolution (subject to applicable law):

(i)	consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

(ii)	subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject, however, to the provisions of the Companies Law), and the shareholders resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

(iii)	cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; or

(iv)	reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)	With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

(i)	determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(ii)	allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)	redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv)	cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 8(b)(iv); or

(v)	cause the aggregation of fractional shares and the sale thereof so as to most expediently preclude or remove any fractional shareholding and cause the proceeds thereof, less expenses, to be paid to the former holders of the fractional shares.

(c)	Notwithstanding the foregoing, if a class of shares has no nominal value, then any of the foregoing actions may be taken with respect to such class without regard to nominal value.

SHARES

9.	Issuance of Share Certificates; Replacement of Lost Certificates

(a)	Share certificates may be issued and signed by authorized signatories, as designated by the Board of Directors, alongside the name of the Company.

(b)	Each shareholder whose name appears in the Register of Shareholders shall be entitled to receive one numbered share certificate in respect to all the shares registered in his name, or, if the Secretary so authorizes (and after payment of the amount which the Secretary shall determine from time to time) to a number of share certificates, each one in respect of one or more of these shares; each such share certificate shall indicate the name of the shareholder, the number of shares in respect of which it has been issued, and additional particulars that shall be determined by the Board of Directors.

(c)	A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

(d)	If a share certificate is defaced, lost or destroyed, the Company may issue a new certificate in its place, provided that the original certificate is presented to and destroyed by the Secretary, or it is proved to the satisfaction of the Secretary that the certificate has been lost or destroyed, and the Company receives security satisfactory to it in respect for any possible damage, in each case against payment if a requirement for such a payment is imposed.

(e)	The Company shall not issue shares other than shares that are paid in full. Shares shall be deemed to have been paid in full if the full amount of the nominal value and any premium thereon has been paid, in accordance with the terms of issue of the shares.

10.	Allotment of Shares

Subject to and in addition to any other special majority requirement set forth in these Articles, including, without limitation, pursuant to the provisions of Article 67, the unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including, inter alia, terms relating to calls as set forth in

Article 13(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may deem fit. Such issuance may be made in cash, cash equivalents or for in kind consideration.

11.	Pre-emptive Rights

(a)	Until immediately prior to the closing of the Company’s initial firmly underwritten public offering of its Ordinary Shares pursuant to an effective registration statement under the Securities Act or equivalent law of another jurisdiction (“IPO”), any Shareholder that holds Preferred Shares and the Founding Shareholder (each, a “Preemptive Shareholder”) will have the right to purchase its pro rata portion of any New Securities (as defined below) proposed to be issued by the Company. In addition, each Eligible Shareholder will have the right to purchase its pro rata portion of any New Securities allocated to the Preemptive Shareholders pursuant to their preemptive right as described in this Article 11(a) to the extent any such Preemptive Shareholder does not elect to purchase its full pro rata portion of New Securities.

(b)	A Preemptive Shareholder’s pro rata portion shall be the ratio of the number of Ordinary Shares (on an As-Converted Basis) then held by it, as of the date of the Rights Notice (as hereinafter defined), to the sum of the total number of Ordinary Shares as of such date (on an As-Converted Basis) held by all the shareholders.

(c)	This pre-emptive right shall be subject to the following provisions:

(i)	If the Company proposes to issue New Securities, it shall give each Preemptive Shareholder written notice (the “Rights Notice”) of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that the Preemptive Shareholder has the right to purchase under this Article 11. Each Preemptive Shareholder shall have fourteen (14) days from receipt of the Rights Notice to agree to purchase all or any part of its pro-rata portion of such New Securities (and, in the case of the Eligible Shareholders, all or any part of the pro-rata portion of the Preemptive Shareholders to the extent that any such Preemptive Shareholder does not elect to purchase its full pro-rata portion), for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased. Any shareholder which shall not reply to the Rights Notice in accordance with the provisions of this Article 11 shall be deemed to have waived its right to purchase New Securities as set forth herein.

(ii)	If the Preemptive Shareholders do not exercise their rights under this Section 11 with respect to all of the New Securities proposed by the Company to be issued within the period specified in above, the Company shall have ninety (90) days after delivery of the Rights Notice to sell the unsold New Securities at a price and upon general terms no more favorable to the purchaser than specified in the Rights Notice. If the Company has not sold the unsold New Securities within said ninety (90) day period, the Company shall not thereafter issue any New Securities without first offering such securities to the Preemptive Shareholders in the manner provided above.

(iii)	“New Securities” shall mean any equity interest in the Company, including without limitations, Ordinary Shares or preferred shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase such equity interest, Ordinary Shares or preferred shares, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such equity interests, Ordinary Shares or preferred shares; provided however, that the term “New Securities” does not include: (i) securities issued or reserved for issuance upon exercise of options or other awards pursuant to a plan approved by the Board of Directors (including the Preferred A Director) granted to officers, directors, employees or consultants of the Company or a subsidiary thereof; (ii) securities issued in connection with any stock split, stock dividend, bonus shares, recapitalization, reclassification or similar event by the Company; (iii) securities issued in connection with the acquisition of another corporation, business entity or line of business of another business entity by the Company by merger, consolidation, purchase of all or substantially all of the assets, or other reorganization as a result of which the Company owns no less than 50% (fifty percent) of the voting power of such corporation, provided that such transaction is approved by the Board of Directors of the Company; (iv) for the purpose of this Section 11 only (and not Section 6), equity interests to be issued in connection with the Exempted Financings and equity interests to be issued in connection with Centillion Special Preemptive Rights; (v) any Conversion Shares (as such term is defined in the Convertible Financing Agreements, as defined below) issued pursuant to the Convertible Financing Agreements entered into by the Company and the other parties thereto as of November 2012 and December 31, 2012 (the "Convertible Financing Agreements"), (vi) securities issued as a result of the exercise of warrants to purchase Preferred Shares which are outstanding as of the Closing Date of the SPA Series B (as such term is defined in the SPA Series B (the “SPA Series B Closing”) (vii) warrants, and securities issued as a result of the exercise of warrants, issued or issuable to GP Nurmenkari Inc. (“GPN”) or any of its designees or affiliates, pursuant to the terms of the Placement Agency Agreement entered into by the Company and GPN as of August __, 2017, and (viii) securities issued in a Qualified Public Offering.

(d)	If the Company issue any equity interests in an Exempted Financing, Centillion shall be entitled to purchase, at any time, and from time to time, not later than the second Milestone Closing, such number of, and such type of, equity interest issued in such Exempted Financing, equal to 18.18% of the actual number of equity interests issued under such Exempted Financing to the New Shareholders (as defined below), at the same price per equity interest as paid by the New Shareholders (“Centillion Special Preemptive Rights”).

(e)	Notwithstanding anything to the contrary in these Articles, in the event that the Board, after consultation with legal counsel, determines that offering Shareholders of the Company preemptive rights (in accordance with the provisions of this Article 11 or otherwise) without a prospectus may reasonably be expected to lead to a breach or violation of any applicable securities laws or regulations, then New Securities will only be offered to the three five (35) (or such other lower number as defined in the applicable Israeli securities laws) Preemptive Shareholders with the largest shareholding on the Company based on such Preemptive Shareholders’ issued and outstanding shares of the Company (on an as-converted basis).

12.	Payment in Installments

If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

13.	Calls on Shares

(a)	The Board of Directors may, from time to time, make such calls as it may think fit upon shareholders in respect of any sum unpaid in respect of shares held by such shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

(b)	Notice of any call shall be given in writing to the shareholder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

(c)	If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

(d)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

(e)	Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

(f)	Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

14.	Prepayment

With the approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 14 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

15.	Forfeiture and Surrender

(a)	If any shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

(b)	Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c)	Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)	The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

(e)	Any share forfeited or surrendered as provided herein shall become dormant shares (as defined in Section 308 of the Companies Law) and the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

(f)	Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 13(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

(g)	The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 15.

16.	Lien

(a)	Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)	The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

(c)	The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

17.	Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Register of Shareholders in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Shareholders in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.	Redeemable Shares

The Company may, subject to applicable law, issue redeemable shares and redeem the same or issue conditional securities with such conditions so as such securities may be cancelled or revoked or may be considered to have been cancelled or revoked upon the fulfillment of such conditions.

TRANSFER OF SHARES

19.	Effectiveness and Registration

(a)	No Transfer of Securities shall be effective, unless made in compliance with Articles 19 and 21. No Transfer of Securities shall be registered by the Company, unless a proper instrument of transfer shall be made in writing pursuant to Article 19(c) below, together with the share certificate(s) or such other evidence of title as the Company may reasonably require. Until the transferee has been registered in the share register of the Company in respect of the Securities so transferred, the Company may continue to regard the transferor as the owner thereof.

(b)	Subject to the transfer limitations set forth in these Articles, a Shareholder shall not make any transfer of the shares, unless (i) such transfer is in compliance with these Articles, as shall be amended from time to time and any other agreement governing the subject matter and to which the transferring Shareholder is subject, as shall be from time to time; and (ii) such transferee undertook in advance in writing to be bound by and to be subject to the terms and conditions of these Articles and any other agreement governing the subject matter and to which the transferring Shareholder is subject, as shall be amended from time to time, as if it was an original party thereunder, and accepts and assumes any and all liabilities and obligations of the transferring Shareholder under said agreements.

(c)	The instrument of transfer of any share shall be in writing substantially in the following form or as near thereto as possible, or in a usual or accepted form that shall be approved by the Board of Directors:

“I ________________ of __________________ (the “Transferor”), in consideration of the sum of _________ paid to me by ______________ of ________________ (the “Transferee”), hereby transfer to the Transferee ________ shares, denoted by certificate numbers _____ to _____ (both inclusive) of ENTERA BIO LTD., to be held by the Transferee, the executors and administrators of his estate, his custodian and his legal personal representative, under the same conditions under which I myself held them immediately prior to signing this instrument of transfer.

I, the Transferee, hereby agree to accept the above mentioned shares in accordance with the above mentioned conditions.

IN WITNESS THEREOF we hereby affix our signatures this ____ day of _____________, 20___.

The Transferor	The Transferee”

(d)	No shareholder may transfer Securities to a Competitor of the Company, without the prior written consent of the Board, which can be withheld in its sole and absolute discretion and shall be provided as promptly as practicable from the date on which the transfer request with all necessary information was submitted to its review. A “Competitor” shall be defined as an entity researching, developing and or operating in the area of parathyroid hormone (PTH), and/or an entity researching, developing and/or operating in the area of oral drug delivery. Capital Point Ltd. shall not be deemed a Competitor of the Company.

(e)	The Company may impose a fee for registration of a share transfer, at a reasonable rate as may be determined by the Board of Directors from time to time.

(f)	The Board of Directors may suspend the registration of transfers during the fourteen (14) days immediately preceding the ordinary general meeting in each year.

(g)	Instruments of transfer that are registered shall remain in the Company’s possession; however, instruments of transfer which the Board of Directors refuses to register in accordance with this Article 19, shall be returned, on demand, to whomever delivered them along with the share certificate (if delivered).

(h)	“Transfer” shall include to sell, assign, transfer, grant any right in, assign or dispose of, by gift or otherwise (including by way of realization of a Pledge), or in any way encumber, Securities, including, if the transferor (other than an Eligible Shareholder) is a holding company, whose primary activity is holding Securities in the Company, by way of a change of control in such transferor-company. For the removal of doubt, it is hereby clarified that a pledge, lien, hypothecation or mortgage (collectively, “Pledge”) of any Securities shall not be considered a Transfer for the purposes of these Articles.

(i)	"Permitted Transferee" shall mean (a) the Founding Shareholder; (b) as to any individual - any grandparents, parents, siblings, children, lineal descendant (including step and adopted children), and any spouse of such individual or any of the foregoing, or trust of which at least one of the foregoing is the beneficiary; (c) any Affiliate of the persons indicated in (a) or (b) above; (d) as to any partnership: (1) any of its general and limited partners; (2) any of its Affiliates; (3) any person, directly or indirectly, managing such entity; or (4) any entity (and its partners) managed by the same management company or managing general partner, or managed by an affiliate of such management company or managing general partner; (e) as to a trust, the beneficiary or beneficiaries of such trust; (f) as to any Shareholder which is a venture capital fund (including, for the purpose herein, Centillion): (i) a Transfer which is part of a Disposition of a significant portion of a portfolio of investments or (ii) a Transfer in connection with the dissolution of the fund. “Affiliate(s)” of any person shall mean another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; and “control” shall mean ownership (direct or indirect) of more than 50% of the shares of the subject person entitled to vote in the election of directors (or, in the case of a person that is not a corporation, for the election of the corresponding managing authority).

(e)	An Affiliated transferee of a shareholder shall be aggregated together with such shareholder with respect to the holdings, rights and obligations of such Shareholder under these Articles.

20.	Reserved.

21.	Drag-Along.

(a)	Subject to the provisions of Articles 66 and 67, but notwithstanding the provisions of Article 21(c) below, prior to an IPO, in the event that shareholders holding in the aggregate at such time two-thirds (2/3) of the Company's issued and outstanding share capital (on an as-converted basis) (the "Proposing Shareholders"), approve or accept a transaction or series of related transactions with any person or persons regarding a sale, whether through a purchase, merger or otherwise, of all the Company securities or a sale of all or substantially all of the Company’s assets and such sale shall result in the return per Series A Preferred Share of at least three (3) times the Original Series A Issue Price (the “Transaction”), and such Transaction is conditioned upon the sale of a number of shares of the Company exceeding the number of shares held by such Proposing Shareholders or the approval or the approval of the Transaction by Shareholders holding such number or type of shares which exceed, or different from, as applicable, the number or type of shares held by the Proposing Shareholder, then:

(i)	at every meeting of the Shareholders called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Shareholders with respect to any of the following, the other Shareholders (such other Shareholders, collectively, the “Remaining Holders”) shall vote all shares of the Company that such Remaining Holders then hold or for which such Remaining Holders otherwise then have voting power: (A) in favor of the approval of the Transaction and any matter that could reasonably be expected to facilitate the Transaction, and (B) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Transaction) between the Company and any person or entity other than the party or parties to the Transaction or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Transaction or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, in each case unless otherwise determined by the Proposing Shareholders. In any event the Transaction is brought to a vote at a Shareholders meeting or class meeting, any Remaining Holders who shall have failed to provide to the Company, prior to such meeting, an irrevocably voting proxy voting in the manner required hereunder, shall be deemed to have given an irrevocable proxy to such person as shall be designated by the Board of Directors to vote in the manner required hereunder.

(ii)	Whether the Transaction is structured as a merger or consolidation, or a sale of shares each Remaining Holder shall waive any dissenting minority or similar rights in connection with such transaction and shall agree to sell all of the shares and rights to acquire shares of the Company held by such Remaining Holder on the terms and conditions approved by the Proposing Shareholders.

(iii)	Each Remaining Holder shall take all necessary actions in connection with the consummation of the Transaction as requested by the Company or the Proposing Shareholders and shall, if requested by the Proposing Shareholders, execute and deliver any agreements and instruments prepared in connection with such Transaction which agreements are executed by the Proposing Shareholders.

(iv)	In the event that a Remaining Holder fails to surrender its certificate in connection with the consummation of a Transaction, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Remaining Holder and the Board of Directors shall be authorized to establish an escrow account for the benefit of such Remaining Holder into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

(v)	In the event that any Remaining Holder fails to execute any of the documents, agreements or instruments required to be executed by such Remaining Holder under this Article 21, then the Remaining Holder shall be deemed to have granted an irrevocable power of attorney to the Board of Directors to designate any person(s) determined by the Board of Directors to execute on his behalf and in his name all such documents, agreements or instruments, which shall have the same force and effect as if signed personally by such Remaining Holder.

(b)	For the avoidance of doubt it is hereby clarified, that the provisions of this Article 21 set forth an independent and distinct arrangement, separate and unrelated to the procedures set forth in Section 341 of the Companies Law, which the Shareholders intend to apply in the circumstances described therein, and that any conditions or requirements that are set forth in Section 341 shall not apply to the arrangements set forth in this Article 21. Without limitation of the foregoing, in the event of a Transaction, the provisions of Section 341 may also be implemented, without derogating from this Article 21, and in such event the shareholding requirement for purposes of Section 341(a) of the Companies Law, shall be the consent of Shareholders holding at least two-thirds (2/3) of the Company’s outstanding shares, and to the extent that the forced sale provisions of Section 341 are implemented, the procedure set forth in Section 341 regarding the forced sale by shareholders which do not participate in the Transaction, shall apply.

(c)	For the avoidance of doubt, any proceeds payable to the Shareholders hereunder shall be distributed in accordance with the provisions relating to Liquidation Preference as set forth in the Article 66 below.

RECORD DATE

WITH RESPECT TO OWNERSHIP OF SHARES

22.	Record Date for General Meetings

The shareholders entitled to receive notice of, to participate in and to vote thereon at a General Meeting, or to express consent to or dissent from any corporate action in writing, shall be the shareholders on the date set in the resolution of the Board of Directors to convene the General Meeting. A determination of shareholders of record with respect to a General Meeting shall apply to any adjournment of such meeting.

RECORD DATE

WITH RESPECT TO DISTRIBUTION OF DIVIDENDS

23.	Record Date for Distribution of Dividends

The shareholders entitled to receive dividends shall be the shareholders on the date upon which it was resolved to distribute the dividend or at such later date as shall be provided in the resolution in question.

TRANSMISSION OF SHARES

24.	Decedents' Shares

(a)	The executors and administrators of a deceased sole holder of a share, or, if there are no executors or administrators, the persons beneficially entitled as heirs of a deceased sole holder, shall be the only persons recognized by the Company as having any title to the share. In case of a share registered in the names of two or more holders, the Company shall recognize the survivor or survivors as the only persons having any title to or benefit in the share unless and until the provisions of Article 24(b) have been effectively invoked. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

(b)	Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

(c)	A person upon whom the ownership of a share devolves by transmission shall be entitled to receive, and may give a discharge for any dividends or other monies payable in respect of the share but he shall not be entitled in respect of it to receive notices, or to attend or vote at meetings of the Company, or, save as otherwise provided herein, to exercise any of the rights or privileges of a Shareholder unless and until he shall be registered in the Register of Shareholders.

25.	Receivers and Liquidators

(a)	The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

(b)	The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

26.	Annual General Meeting

An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors. The function of the annual general meeting shall be to receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the Directors and auditors; to appoint auditors and to fix their remuneration; and to transact any other business which under these Articles or applicable law may be transacted by a general meeting.

27.	Extraordinary General Meetings

All General Meetings other than Annual General Meetings shall be called “Extraordinary General Meetings”. The Board of Directors may, whenever it deems fit, convene an Extraordinary General Meeting at such time and place, within or outside the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Sections 63(a)(1) or (2) of the Companies Law.

28.	Notice of General Meetings

(a)	Not less than seven (7) days prior notice (and not more than forty-five (45) days prior written notice) shall be given of every General Meeting. Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat. Anything herein to the contrary notwithstanding, with the consent of all shareholders entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

(b)	The validity of any resolutions carried at a General Meeting shall not be affected if the Company, by oversight, has not sent a notice of the convening of the meeting to a shareholder entitled to receive written notice of the convening the meeting, or has sent an incomplete or incorrect notice regarding the convening of the meeting or its agenda, or has not served a notice as aforesaid to the shareholder or has delayed in sending or delivering the said notice.

(c)	Subject to the provisions of any law:

(i)	the Company may deliver any notice and any document to a shareholder by hand or by mail to the address which the shareholder has provided to the Company;

(ii)	the Company may deliver any notice and any document to a shareholder by delivering the same to him in any other manner in writing, unless prohibited by law;

(iii)	confirmation in writing signed by an Office Holder of the Company regarding the delivery of a document or the service of notice in any of the manners specified above shall be deemed prima facie evidence of every matter contained therein;

(d)	Each shareholder may waive his right to receive a notice at any specified time, and may agree that a General Meeting be convened and decisions taken thereat even though he has not received notice of the meeting or has not received notice within a specified time, in each case subject to the provisions of any law prohibiting a waiver or agreement of this nature.

(e)	The Company may give notice to joint holders of any share by notice to the joint holder whose name is first recorded in the Register of Shareholders with respect to that share.

(f)	Any document or notice delivered by the Company in accordance with the provisions of these Articles shall be deemed to have been properly served notwithstanding the death, bankruptcy or liquidation of that shareholder (whether or not the Company knew of the circumstance) so long as no other person has been registered in his place as shareholder in the Register, and delivery or service as aforesaid shall be deemed sufficient for all purposes with respect to any person who claims to be entitled to the shares in question.

PROCEEDINGS AT GENERAL MEETINGS

29.                 Quorum

(a)	In the absence of contrary provisions in these Articles, shareholders representing two-thirds (2/3) of the Company’s issued and outstanding share capital on an As-Converted Basis (not in default in payment of any sum referred to in Article 35(a) hereof), present in person or by proxy within half an hour after the time set for the General Meeting, and holding shares conferring in the aggregate at least a majority of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company), shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business. The provisions of this Article 29(a) shall not apply if there be only one shareholder.

(b)	If half an hour after the time set for the General Meeting no quorum is present, the meeting shall automatically be adjourned until the same day and same time one week thereafter, at the same place fixed for the original meeting (with no need for any notice to the shareholders) or until such other later time if such time is specified in the original notice convening the General Meeting, or if the Company serves notice to the shareholders no less than seventy two (72) hours before the date fixed for the adjourned meeting.

(c)	If at an adjourned meeting there is no quorum present half an hour after the time set for the meeting, any number participating in the meeting shall represent a quorum and shall be entitled to deliberate and to resolve in respect of the matters set down on the agenda for the original meeting. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(d)	Notwithstanding any other provision in these Articles, if the convening of an Extraordinary General Meeting is demanded other than by resolution of the Board of Directors of the Company, the adjourned meeting shall take place only if there are present at least one shareholder holding voting rights in an amount no less than the amount required in order to constitute a quorum at the original meeting. If there is no quorum as aforesaid at the adjourned meeting, the meeting shall not be adjourned to another date and all of the proposed resolutions on the agenda shall be deemed to have been rejected by the shareholders.

30.	Chairman

The Chairman of the Board of Directors shall act as Chairman of every General Meeting of the Company. If there is no Chairman of the Board of Directors and the Board of Directors has not determined that another individual shall act as Chairman of the meeting as aforesaid, or if the proposed Chairman is not present fifteen minutes after the time set for the meeting, or if that person does not wish to act as Chairman of the meeting, the shareholders present at the meeting shall themselves or by their proxies elect a shareholder or a proxy present at the meeting to act as Chairman of the meeting.

The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

31.	Adoption of Resolutions at General Meetings

(a)	Subject to the express requirement of applicable law and except for any matter with respect to which a different threshold is required by these Articles including Article 67, a shareholders resolution shall be deemed adopted if approved by the holders of a majority of the voting power on an As-Converted Basis represented at the meeting in person or by proxy and voting thereon.

(b)	Every question submitted to a General Meeting shall be decided by a count of votes, but if a written ballot is demanded by any shareholder present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

(c)	A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

32.	Resolutions in Writing

A resolution in writing signed by all shareholders of the Company then lawfully entitled to attend and vote at General Meetings or to which all such shareholders have given their written consent (by letter, facsimile, telegram, telex or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

33.	Power to Adjourn

(a)	The chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power on an As-Converted Basis represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b)	It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 29(b) or Article 33(a), unless the meeting is adjourned for twenty one (21) days or more, in which event notice thereof shall be given in the manner required for the meeting as originally called.

34.	Voting Power

Subject to the provisions of Article 35(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by written ballot or by any other means. Each holder of Preferred Shares shall be entitled to vote, together with the holders of the Ordinary Shares as one class, on all matters submitted to a vote of the shareholders of the Company, and shall be entitled to the number of votes equal to the number of Ordinary Shares that would be issuable to such holder if all Preferred Shares held by such holder were converted into the number of Ordinary Shares issuable pursuant to Article 6 hereof immediately prior to the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is first executed.

35.	Voting Rights

(a)	No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.

(b)	A company or other entity being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the chairman of the meeting, written evidence of such authorization (in form acceptable to the chairman of the meeting) shall be delivered to him/her prior to the conclusion of the meeting.

(c)	Any shareholder entitled to vote may vote either personally or by proxy (who need not be a shareholder of the Company), or, if the shareholder is a company or other corporate body, by a representative authorized pursuant to Article 35(b).

(d)	If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

PROXIES

36.	Instrument of Appointment

(a)	The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I _____________________ of __________________________________

    (Name of Shareholder)               (Address of Shareholder)

being a shareholder of _____________ Ltd. hereby appoint

________________________of _____________________________

(Name of Proxy)                               (Address of Proxy)

as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____ day of ___________, and at any adjournment(s) thereof.

Signed this ______ day of ____________, 20___.

_________________________

(Signature of Appointer)”

or in any usual or common form or in such other form as may be approved by the Secretary. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other entity, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s). Upon the request of the Company, written evidence of such authorization (in form acceptable to the Company) shall be delivered to the Company prior to the conclusion of the meeting.

(b)	The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its registered office, or at its principal place of business or at the offices of at such place as the Board of Directors may specify) not less than seventy two (72) hours (or such shorter period as determined by the Board of Directors) before the time fixed for the meeting at which the person named in the instrument proposes to vote.

37.	Effect of Death of Appointer or Revocation of Appointment

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the chairman of the meeting before such vote is cast, and, provided, further, that the appointing shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the chairman of such meeting, or otherwise.

BOARD OF DIRECTORS

38.	The Board of Directors, Appointment and Dismissal of Directors

(i)	The Board of Directors and the board of directors of each subsidiary of the Company shall be composed of up to nine (9) Directors, of which:

a.	four (4) of whom shall be appointed from time to time by the Founding Shareholder (each, a “D.N.A. Director”) for so long as it holds one percent (1%) or more of the issued and outstanding share capital of the Company on a fully-diluted and As-Converted Basis;

b.	one (1) of whom shall be jointly appointed by Messrs. Jack Eizikovitz, Fred Knoll, Chaim Davis and Aryeh Rubin for so long as they hold together one percent (1%) or more of the issued and outstanding share capital of the Company on a fully-diluted and As-Converted Basis

c.	one (1) of whom shall be appointed by Centillion (the “Preferred A Director”) for so long as it holds one percent (1%) or more of the issued and outstanding share capital of the Company on a fully-diluted and As-Converted Basis;

d.	until immediately prior to the closing of the IPO, one (1) of whom shall be appointed by: (i) Pontifax (Israel), Pontifax (Cayman) IV Fund L.P., and Pontifax (China) IV Fund L.P. on behalf of all persons and entities (the “Lender Group”) that entered into a Convertible Promissory Note and Loan Agreement with the Company (each, a “2016 CLA”) dated as of June 14, 2016, for so long as the Loan Obligations (as defined in the 2016 CLAs) have not been converted or repaid in full pursuant to the terms of such 2016 CLAs; or (ii) following the conversion of the 2016 Notes into equity securities of the Company in accordance with the terms of the 2016 Notes, the Lender Group, for so long as it holds one percent (1%) or more of the issued and outstanding share capital of the Company on a fully diluted and As-Converted Basis; and

e.	two (2) of whom (each, an “Expert Director”) shall be elected in accordance with these Articles by the vote of the holders of a simple majority of the voting power on as As-Converted Basis represented at such meeting in person or by proxy and voting on such election provided that such vote shall include the affirmative vote of Centillion for so long as it holds one percent (1%) or more of the issued and outstanding share capital of the Company on a fully-diluted and As-Converted Basis.

(ii)	Subject to the provisions of law, a Director who has ceased to act as Director is eligible to be re-appointed.

(iii)	Subject to the provisions of law, the office of a Director shall be vacated (including the office of an Alternate Director (as defined in Article 45)) automatically in each of the following events:

(a)	upon his death;

(b)	if he is declared to be legally incompetent;

(c)	if he is declared bankrupt, and if the Director is a corporation, if a liquidator, receiver, special manager or trustee (in each case temporary or permanent) is appointed for the corporation or its assets within the context of a creditors scheme of arrangement or an order of stay of proceedings;

(d)	if he resigns from office by written notice to the Company, to the Chairman of the Board of Directors or to the Board of Directors, in which case the office of the Director shall be vacated on the date of service of notice or at such later date as is specified in the notice as the effective date of resignation;

(e)	if the Director is convicted in a final judgment of an offence of a nature which disqualifies a person from serving as a company director;

(f)	if a court of competent jurisdiction decides to terminate his office in a decision or judgment for which no stay of enforcement granted; or

(g)	pursuant to written notice of removal by the party entitled to appoint such Director pursuant to Article 38(i), provided that either or both of the Expert Directors may be removed by a written notice provided by either the holders of a simple majority of the voting power on as As-Converted Basis or by Centillion.

(iv)	Notwithstanding anything stated in these Articles, if requested by the Secretary, the appointment of a Director or an Alternate Director, as the case may be (together, the “Appointee”) shall not come into effect before the Appointee has delivered to the Company a notice in writing in which the Appointee declares that he is lawfully competent to be appointed as a Director of the Company and that he agrees to be appointed as Director of the Company. The notice shall include the personal details of the Appointee for entry into the register of Directors of the Company, and any other particulars requested by the Secretary.

(v)	If any Director is not appointed, or if the appointment of any Director does not come into force, or if the office of Director becomes vacant, the remaining Directors may act in any manner provided that their number does not fall below the minimum number specified in these Articles. If the number of Directors falls below the minimum number as aforesaid, the Directors shall not be able to act other than in emergencies, or for the purpose of convening a General Meeting.

(vi)	The appointment or removal of a Director shall be effected by the delivery of a notice to the Company at its principal office, signed by the holders of the shares entitled to effect such appointment or removal. Any appointment or removal shall become effective on the date fixed in the notice or upon delivery of the notice to the Company, whichever is later.

(vii)	Observer. Without derogating from Centillion rights under Section 38(a) above, until the IPO and for so long as it holds one percent (1%) or more of the issued and outstanding share capital of the Company on a fully-diluted and As-Converted Basis Centillion shall be entitled to appoint one representative to attend, in a nonvoting observer capacity, all meetings of the Company’s Board of Directors (the “Observer”). Subject to the Observer entering into a confidentiality and non compete undertaking with the Company, such Observer shall be entitled to receive copies of all notices, written materials and other information provided to all members of the Board of Directors thereof and at the same time as such materials are provided to the members of the Board of Directors thereof, and to attend all such meetings of the Board of Directors. Any materials furnished to the Observer and the discussions and presentations in connection with or at any meeting shall be considered confidential information and the Observer will keep such materials and discussions confidential and will not disclose or divulge such materials and discussions to any third party. Notwithstanding the above, the Company shall not be obligated to provide access to any information or meeting of the Board of Directors which will impair attorney-client privileges between the Company and its counsel, or which constitutes a conflict of interest, such determination made reasonably by the Board of Directors, acting in good faith.

39.	Powers of Board of Directors

(a)	In addition to all powers and authorities of the Board of Directors as specified in the Companies Law, the determination of the Company’s policy, and the supervision of the General Manager (as defined below) and the Company’s officers shall be vested in the Board of Directors. In addition, the management of the business of the Company shall be overseen by the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not required by law or these Articles to be done by the Company by action of its shareholders at a General Meeting. The authority conferred on the Board of Directors by this Article 39 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company by action of its shareholders at a General Meeting; provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors that would have been valid if such regulation or resolution had not been adopted.

40.	Exercise of Powers of Directors

(a)	A meeting of the Board of Directors at which a quorum is present (whether in person, by conference call or by any other device allowing the participating Directors to hear each other simultaneously) shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors,

(b)	A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors then in office who are lawfully entitled to participate in the meeting and vote thereunder and present when such resolution is put to a vote and voting thereon.

(c)	A resolution may be adopted by the Board of Directors without convening a meeting (i) if all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Board of Directors) have given their consent (in any manner whatsoever) not to convene a meeting, in which case the resolution shall be adopted if approved by a majority of the Directors entitled to vote thereon (as determined as aforesaid), or (ii) as a resolution in writing signed by all of the Directors then in office and lawfully entitled to vote thereon (as determined as aforesaid). The Chairman of the Board of Directors shall sign any resolutions adopted pursuant to sub-article (i) above, including the decision to adopt such resolutions without a meeting.

41.	Delegation of Powers

The Board of Directors may, subject to the provisions of the Companies Law and the affirmative approval of the Preferred A Director (not to be unreasonably withheld), delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

42.	Qualification of Directors

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

43.	Continuing Directors in the Event of Vacancies

Any vacancy on the Board of Directors shall be filled by the party or parties who have the right to appoint such Director to that vacancy on the Board. In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter. A Director elected to fill a vacancy shall be elected to hold office until the next annual General Meeting, unless earlier removed pursuant to Article 38(iii).

44.	Remuneration of Directors

No Director shall be paid any remuneration by the Company for his services as Director except as may be approved by a shareholders’ resolution, except for reimbursement of expenses incurred in connection with fulfilling his duties as a Director.

45.	Alternate Director

(a)	A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

(b)	Any notice given to the Company pursuant to Article 45(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)	An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself, and provided further, that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

(d)	Any person that meets the qualifications of a director under the Companies Law may act as an Alternate Director. One person may not act as an Alternate Director for more than one Director, nor may a Director act as an Alternate Director.

(e)	An Alternate Director shall have the duties and responsibility of a Director. The appointment of an Alternate Director shall not negate the responsibility of the Director who appointed him.

(f)	The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 38(iii), and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

46.	Meetings

(a)	The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings in accordance with the Company’s needs, provided, however, that the Board of Directors must meet at least once a quarter.

(b)	The Board of Directors shall be convened as follows:

(i)	In accordance with a decision of the Chairman of the Board of Directors;

(ii)	At the request of one D.N.A. Director or the Preferred A Director; or

(iii)	In any other case in which there is an obligation by law to convene a meeting of the Board of Directors.

(c)	If a meeting of the Board of Directors is convened by the Chairman of the Board of Directors, the D.N.A. Director or the Preferred A Director, the meeting shall be convened, but not less than two (2) days notice shall be given of any meeting so convened, provided, however, that the Board of Directors may convene a meeting without such prior notice with the consent of all of the Directors. If a meeting is demanded other than by any of the foregoing Directors, the meeting shall be convened at such time as the persons authorized to convene the meeting shall determine, in a notice which shall be delivered by them to the members of the Board of Directors, but in any event no earlier than three (3) Business Days after the date of delivery of the notice. Despite anything to the contrary in these Articles, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened despite such defective notice if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate in such meeting to whom notice was not duly given.

(d)	Subject to the provisions of any law, the agenda for a meeting of the Board of Directors shall be fixed by the persons authorized to convene that meeting. At a meeting of the Board of Directors, only those matters specified in the notice convening the meeting shall be discussed, unless all of the members of the Board of Directors agree to discuss additional matters.

(e)	The agenda of meetings of the Board of Directors shall be fixed by the Chairman of the Board of Directors and shall include:

(i)	matters determined by the Chairman of the Board of Directors;

(ii)	matters specified by the person at whose request the meeting has been convened;

(iii)	any matter which a Director or the General Manager of the Company has requested the Chairman to include on the agenda a reasonable time prior to the convening of the meeting of the Board of Directors.

(f)	The Board of Directors may hold meetings using any means of communication, provided that all of the Directors participating can hear one another at the same time, as well as in any other manner permitted by law.

(g)	Notice of any Board meetings may be given by telephone or by mail, electronic mail or facsimile or other form of electronic communication, at a reasonable time before the meeting to each Director at the last address that the Director provided to the Company. Despite anything to the contrary in these Articles, failure to deliver notice to a Director of any such meeting may be waived by such Director, and a meeting shall be deemed to have been duly convened despite such defective notice if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate in such meeting to whom notice was not duly given.

47.	Quorum

(a)	Until otherwise decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence of at least a majority of the Directors then in office who are lawfully entitled to participate in the meeting; provided, that no Quorum shall exist, other than in the event of an adjourned meeting, without the presence of the Preferred A Director.

(b)	If within half an hour from the time appointed for the meeting a Quorum is not present, the meeting shall stand adjourned to the third business day following the date of the Board meeting, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the majority of the Directors present. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

48.	Chairman of the Board of Directors

The Board of Directors may from time to time choose one of its Directors to serve as the chairman of the Board to be decided by a simple majority of votes (the “Chairman”). The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, the Directors present at such meeting shall choose one of the Directors to be the Chairman of such meeting. The Chairman shall not have a casting vote.

49.	Validity of Acts Despite Defects

Subject to the provisions of the Companies Law all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some immaterial defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

GENERAL MANAGER

50.	General Manager

(a)	Subject to the provisions of Article 67 below, the Board of Directors shall appoint from time to time one or more persons as General Manager(s) of the Company.

(b)	The General Manager shall be responsible for the day-to-day management of the affairs of the Company within the framework of the policies determined by the Board of Directors from time to time and subject to the discretion of the Board of Directors.

(c)	The General Manager shall have full managerial and operational authority to carry out all the activities which the Company may carry on by law and under these Articles and which have not been vested by law or by these Articles in any other organ of the Company. The General Manager shall be subject to the supervision of the Board of Directors.

(d)	The General Manager may, subject to the provisions of the Companies Law, from time to time, appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the General Manager may think fit, and may terminate the service of any such person. The General Manager may, subject to the provisions of the Companies Law and the approval of the Board of Directors, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as he thinks fit.

MINUTES

51.	Minutes

(a)	Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

(b)	Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting, shall constitute prima facie evidence of the matters recorded therein.

DIVIDENDS

52.	Declaration and Payment of Dividends

Subject to the provisions of the Companies Law and the provisions of Article 67, the Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified. The Board of Directors shall determine the time for payment of such dividends, and the record date for determining the shareholders entitled thereto; provided, that such date shall not be prior to the date of the resolution to distribute the dividend and no Shareholder who shall be registered in the Register of Shareholders with respect to any shares after the record date so determined shall be entitled to share in any such dividend with respect to such shares.

53.	Amount Payable by Way of Dividends

(a)	Subject to the rights of the holders of shares with special rights as to dividends and subsection (b) below, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to their respective holdings of the shares in respect of which such dividend is being paid.

(b)	The Company shall not declare or pay any dividends on Ordinary Shares until each of the holders of the Preferred Shares then issued and outstanding shall have first received, or simultaneously receive, dividends at the rate of five percent (5%) per annum of the applicable Original Issue Price. Such dividends on the Preferred Shares shall not accrue on an annual basis, but shall only be payable as and when declared by the Board of Directors (the “Dividend Preference”). Following the declaration and payment of such dividends on the Preferred Shares, any other dividends or similar distributions, shall be declared and paid proportionately to the holders of Ordinary Shares and Preferred Shares on an As-Converted Basis. Notwithstanding the above, in the event that a dividend distribution shall cause holders of any class of Preferred Shares to receive an aggregate amount per such class of Preferred Shares greater than three (3) times the applicable Original Issue Price (as adjusted for any recapitalization, share combinations, share dividends, share splits and the like with respect to such shares) had all such class of Preferred Shares been converted into Ordinary Shares pursuant to Article 6 immediately prior to such dividend distribution and the dividend would have been distributed among the holders of Ordinary Shares (and Preferred Shares) on a pro rata basis, then the holders of such class of Preferred Shares shall not be entitled to the Dividend Preference and following the payment of the Dividend Preference to the holders of the other Preferred Shares (if any), the remaining dividend shall be distributed among the holders of Ordinary Shares (then outstanding) and such class of Preferred Shares (then outstanding) on a pro rata basis, on an As-Converted Basis.

(c)	Shares which are fully paid up or which are credited as fully or partly paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata).

54.	Interest

No dividend shall carry interest against the Company.

55.	Deductions from Dividends

The Board of Directors may deduct from any dividend or other moneys payable to any shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

56.	Retention of Dividends

(a)	The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)	The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under these Articles, entitled to become a shareholder, or which any person is, under these Articles, entitled to transfer, until such person shall become a shareholder in respect of such share or shall transfer the same.

57.	Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

58.	Mechanics of Payment

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

59.	Receipt from a Joint Holder

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS

60.	Books of Account

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors.

61.	Audit

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors (“Auditor(s)”).

62.	Auditors

The appointment, authorities, duties, responsibilities, rights, remuneration and powers of the Auditor(s) shall be fixed by applicable law and under these Articles, provided, however, that in exercising their authority to fix the remuneration of the Auditor(s), the shareholders in General Meeting may act (and in the absence of any action in connection therewith shall be deemed to have so acted), to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in the resolution relating to such act, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by the Auditor(s). The General Meeting shall have the power to appoint the auditors to the maximum time period provided under the Companies Law.

RIGHTS OF SIGNATURE

63.	Rights of Signature

The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

NOTICES

64.	Notices

(a)	Any written notice or other document may be served by the Company upon any shareholder either personally or by sending it by facsimile or electronic mail with a copy by prepaid mail (airmail if sent internationally) addressed to such shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by facsimile or electronic mail with a copy by prepaid mail (airmail if sent internationally) to the Company at its registered address. Any such notice or other document shall be deemed to have been served (i) in the case of mailing, two (2) Business Days after it has been posted (seven (7) Business Days if sent internationally), or when actually received by the addressee if sooner than two (2) days or seven (7) days, as the case may be, after it has been posted; (ii) in the case of overnight air courier, on the third (3rd) Business Day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three (3) Business Days after it has been sent; (iii) in the case of personal delivery, on the date such notice was actually tendered in person to such shareholder (or to the Secretary or the General Manager); (iv) in the case of facsimile transmission, on the date on which the sender receives automatic electronic confirmation by the recipient’s facsimile machine that such notice was received by the addressee; and (v) in the case of electronic mail, on the date when actually received by the addressee. The mailing date or publication date and the date of a meeting shall be counted as part of the days comprising any notice period in connection therewith. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 64(a). A notice that is defectively addressed or that otherwise fails to comply with the provisions of this Article shall nevertheless be deemed to have been served if and when actually received by the addressee.

(b)	All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

(c)	Any shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

EXEMPTION, INSURANCE AND INDEMNITY

65.	Exemption, Indemnity and Insurance

(a)       Exemption From Duty of Care

Subject to the provisions of the Companies Law and to the extent permitted under law, including the receipt of all approvals as required therein or under any applicable law, and subject further to as provided herein, the Company may resolve to exempt in advance an Office Holder from all or part of such Office Holder's responsibility or liability for damages caused to the Company due to any breach of such Office Holder's duty of care towards the Company, other than for a breach of duty of care stemming from a Distribution (as defined in the Companies Law).

(b)       Indemnification

(i)	Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify an Office Holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were imposed on or incurred by such Office Holder in such Office Holder's capacity as an Office Holder of the Company:

(1)	a financial obligation imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a settlement or in an arbitration decision that was approved by a court of law;

(2)	reasonable legal expenses, including attorney's fees, expended by the Office Holder as a result of an investigation or proceeding instituted against the Office Holder by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings, or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent or in connection with a financial sanction. In this section, conclusion of a proceeding without filing an indictment in a matter in which a criminal investigation has been instigated, and the term “financial liability in lieu of a criminal proceeding” shall have the meaning ascribed to such terms under the Companies Law;

(3)	reasonable legal expenses, including attorney's fees, which the Office Holder incurred or with which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder, by the Company, on its behalf or by another person, or in a criminal prosecution in which the Office Holder was acquitted, or in a criminal prosecution in which the Office Holder was convicted of an offense that does not require proof of criminal intent;

(4)	a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, 5728-1968 (the "Securities Law"), and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorneys' fees; and

(5)	any other event, occurrence or circumstances in respect of which the Company may lawfully indemnify an Office Holder of the Company.

(ii)	The foregoing indemnification may be procured by the Company (a) retroactively and (b) as a commitment in advance to indemnify an Office Holder, provided that (A) in respect of Article 65(b)(i)(1), the undertaking is limited to events which, in the opinion of the Board of Directors, are foreseeable in light of the Company’s actual operations when the undertaking to indemnify is given and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and further provided that such events and amounts or criteria are set forth in the undertaking to indemnify and (B) in respect of Articles 65(b)(i)(4) and 65(b)(i)(5), to the extent permitted by law.

(c)          Insurance

(i)	Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, and subject further to Article 65(d), the Company may enter into an agreement to insure an Office Holder for any responsibility or liability that may be imposed on such Office Holder in connection with an act performed by such Office Holder in such Office Holder's capacity as an Office Holder of the Company, with respect to each of the following:

(1)	violation of the duty of care of the Office Holder towards the Company or towards another person;

(2)	breach of the fiduciary duty towards the Company, provided that the Office Holder acted in good faith and with reasonable grounds to assume that such action would not prejudice the benefit of the Company;

(3)	a financial obligation imposed on the Office Holder for the benefit of another person;

(4)	a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorneys' fees.

(d)	The provisions of this Article 65 are not intended, and shall not be construed, to restrict the Company in any manner in respect of the procurement of insurance and/or payment of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

Any amendment to the Companies Law, the Securities Law or any other applicable law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 65 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law, the Securities Law or such other applicable law.

(e)	Notwithstanding anything to the contrary in these Articles or any other agreement or instrument, the Company shall not insure, indemnify or release the Office Holder with respect to events or circumstances for which insurance, indemnification or release are not permitted under law.

(f)	Articles 65(a), 65(b) and 65(c) shall not apply under any of the following circumstances:

(i)	a breach of an Office Holder’s fiduciary duty vis-à-vis the Company, unless the Office Holder acted in good faith and had reasonable grounds to assume that the action in question will not harm the Company’s interest;

(ii)	an intentional or reckless breach of an Office Holder’s duty of care, other than a negligent breach of the duty of care;

(iii)	an action by an Officer in which such Officer intended to reap personal gain unlawfully; and

(iv)	a fine or monetary levy levied on an Officer.

WINDING UP, LIQUIDATION AND DISSOLUTION

66.	In the event of any Liquidation Event or Deemed Liquidation Event (as defined below) (each, a “Distribution Event”), then, subject to applicable law, all the assets or proceeds of the Company available for distribution among the shareholders (the “Distributable Proceeds”) shall be distributed to them in the following order of preference:

(a)	First, each holders of Preferred Shares shall be entitled to receive, pari passu and on the same level of seniority to the other Preferred Shares, prior and in preference to any distribution of any of the assets of this Company to the holders of Ordinary Shares by reason of their ownership thereof, an amount per share equal to the sum of (i) the applicable Original Issue Price of such Preferred Share, (2) all declared but unpaid dividends and (3) interest on the applicable Original Issue Price calculated at the rate of 5% per annum on the basis of a 365-day year (cumulatively for all such Preferred Shares, the “Preferred Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferred Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred Shares in proportion to the preferential amounts each holder of Preferred Shares is entitled to receive out of the Preferred Preference.

(b)	Upon the completion of the distribution required by subparagraph (a) of this Article 66, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Ordinary Shares and Preferred Shares on a pro rata basis and an As-Converted Basis.

(c)	Notwithstanding the above, in the event that a Distribution Event shall cause the holders of a class of Preferred Shares to receive an aggregate amount per such Preferred Shares greater than three (3) times the applicable Original Issue Price of such class of Preferred Shares (as adjusted for any recapitalization, share combinations, share dividends, share splits and the like with respect to such shares) had all such Preferred Shares been converted into Ordinary Shares pursuant to Article 6 immediately prior to such Distribution Event and the Distributable Proceeds would have been distributed among the holders of Ordinary Shares (and Preferred Shares) on a pro rata basis, then the holders of such Preferred Shares shall not be entitled to any portion of the Preferred Preference and following the payment of the remaining Preferred Preference to all other Preferred Shares (according to Article 66 (a) above, the remaining Distributable Proceeds shall be distributed among the holders of Ordinary Shares (then outstanding) and such class of Preferred Shares (then outstanding) on a pro rata basis, on an As-Converted Basis.

(d)	For purposes of this Article 66, a liquidation, bankruptcy, reorganization, dissolution or winding up of this Company, whether voluntary or involuntary (each, a “Liquidation Event”) shall be deemed to be occasioned by, and to include (each below event shall be included in the definition of a “Deemed Liquidation Event”), in the event of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company's assets, or substantially all of the Company’s issued and outstanding capital stock, to, any other company, or any other entity or person, other than a wholly-owned subsidiary of the Company or an exclusive, worldwide, irrevocable licensing of all or substantially all of the Company's intellectual property to a third party, excluding a transaction in which stockholders of the Company prior to the transaction will maintain voting control of the resulting entity after the transaction, or any transaction or series of related transactions in which the Company's shareholders immediately prior to such transaction hold immediately following such transaction less than fifty percent (50%) of the voting power of the surviving or acquiring entity, other than in connection with a bona fide private equity financing of the Company. The holders of a majority of the outstanding Series A Preferred Shares including a specific waiver of Centillion, acting in writing prior to the closing of such transaction, may waive the treatment of such a transaction as a Distribution Event.

(e)	In any such Liquidation Event, if the consideration received by the Company is other than cash, its value will be deemed to be its fair market value, as shall be determined in good faith by the Board of Directors. Notwithstanding the aforesaid, any publicly-traded securities to be distributed to Shareholders in a Distribution Event shall be valued as follows: (i) if the securities are then traded on a national securities exchange or the NASDAQ Stock Market (or similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) trading-day period ending five (5) trading days prior to the distribution; or (ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the thirty (30) trading-day period ending five (5) trading days prior to the distribution.

(f)	The Company shall give each holder of record of Preferred Shares written notice of such impending transaction not later than fourteen (14) days prior to the stockholder meeting called to approve such transaction.

MAJOR DECISIONS

67.            (a)      Until the Qualified Public Offering and in addition to any action or resolution required by applicable law, so long as any Series A Preferred Shares are outstanding, the Company or any of the Company’s subsidiaries, shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series A Preferred Shares including the affirmative approval of Centillion (voting together as a separate series) cause or permit the Company (or any of its subsidiaries, as applicable) to: (i) amend or otherwise modify the Company’s Articles of Association in a manner which detrimentally affects the Series A Preferred Shares (it being understood that the creation by the Company of any class or series of shares or other securities having rights or a preference equal or superior to the Series A Preferred Shares made within the framework of a financing round of the Company which impairs the accompanying rights of the holders of Series A Preferred Shares due to: (a) dilution of the holders of Series A Preferred Shares; and/or (b) issuance of shares which has preferences over Series A Preferred Shares according to the principle of last-in-first-out (even if the preferences of the new class of shares vary from the preferences of the Series A Preferred Shares) shall not be deemed to have a detrimental effect on the Series A Preferred Shares, as long as the holders of Series A Preferred Shares have had an opportunity to exercise their preemptive rights pursuant to Article 11 in connection with the issuance of such securities by the Company); (ii) adversely alter or change the rights, preferences, or privileges of the Series A Preferred Shares, subject to the provisions of sub-section (i) above; (iii) effect a consummation of any Distribution Event of the Company or its subsidiaries (other than a Qualified Public Offering); (iv) increase or decrease the number of directors; (v) declare or pay any dividend or other distribution of cash, shares, or other assets of the Company, such approval not to be unreasonably withheld; (vi) approve or enter into an interested party transaction including but not limited to a transaction with any officer, director, shareholder or a party otherwise related directly or indirectly, to any of them; (vii) repurchase or redeem any share capital of the Company except for purchases at cost upon termination of service or the exercise by the Company of contractual rights of first refusal over such shares; (viii) increase the number of shares reserved for issuance pursuant to the Company's employee share option plan or any similar plan; (ix) authorize the issuances of any equity securities or securities convertible into or exercisable for equity securities of the Company (other than options to employees or service providers pursuant to the option plan approved by the Board of Directors, including one Preferred Director), provided that no such consent shall be required in connection with an Exempted Financings , or (x) choose underwriters in connection with the IPO, which approval shall not be unreasonably withheld. For the purpose herein, “Exempted Financing” shall mean one or series of investments in the Company by new investors that are not already shareholders of the Company or Affiliates thereof (the “New Shareholders”), in an aggregate amount not to exceed three million dollars (U.S.$3,000,000), at a price per share not lower than the Original Series A Issue Price and in consideration of the Company’s Series A Preferred Shares or securities having equal or lesser rights, in furtherance of a Qualified Public Offering or that an underwriter chosen in connection with a Qualified Public Offering reasonably believes to be beneficial to a Qualified Public Offering (the “Exempted Financings”)

(b)       In addition, for so long as the Series A Preferred Shares are entitled to elect a Preferred A Director, the Company shall not, whether by action or through resolution of the Company’s Board of Directors (or any committee thereof), or of any subsidiary of the Company, take any of the actions set forth below, without the affirmative vote of a Preferred A Director:

(i)	make any loan or advance to any employee or Officer in an amount greater than (x) $10,000 for any one loan or advance or (y) $25,000 in the aggregate for all loans and advances outstanding at any one time;

(ii)	guarantee any indebtedness above $25,000 outside of the ordinary course;

(iii)	make any investment inconsistent with any investment policy approved by the Board;

(iv)	incur any aggregate indebtedness or enter into a commitment in excess of seventy-five thousand US dollars (US$75,000) that is not already included in a Board-approved budget;

(v)	enter into or be a party to any transaction with any director, or officer or any “affiliate” of any such person;

(vi)	change the principal business of the Company, enter new lines of business, or exit the current line of business;

(vii)	enter into any corporate strategic relationship involving the payment contribution or assignment by the Company or to the Company of assets greater than one hundred thousand US dollars (US$100,000) not already included in a Board-approved budget;

(viii)	approve the Company’s annual budget which such vote shall not be unreasonably withheld; and

(ix)	as of the Original Issue Date of the Preferred A Shares, create a new option plan or divest the vesting schedule of any Options granted pursuant to any current or future plan from the following vesting, except to the extent any such alternate vesting schedule is a current practice of the Company as of the date of the SPA Series A: twenty-five percent (25%) after one (1) year of grant with the remaining vesting in equal installments over the following three (3) years (whether on an equal monthly, quarterly or annual basis).

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